Exhibit 3.1
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
STERLING INFRASTRUCTURE, INC.

Sterling Infrastructure, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
1.This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Restated Certificate of Incorporation filed with the Delaware Secretary of State on August 7, 2017 (the “Certificate of Incorporation”), as amended by the certificate of amendment filed with the Delaware Secretary of State on May 31, 2022.
2.That at a meeting of the Board of Directors (the “Board”) of the Corporation resolutions were duly adopted setting forth the following amendment (the “Amendment”) of the Certificate of Incorporation of the Corporation, declaring said Amendment to be advisable and authorizing the appropriate officers of the Corporation to deliver the Amendment to the Corporation’s stockholders for their consideration and approval at the Corporation’s 2023 Annual Meeting of Stockholders to be held on May 3, 2023 (the “2023 Annual Meeting”).
3.The Certificate of Incorporation of this Corporation be amended by:
(a)    Changing paragraph “(b)” of Section 4.1 of Article IV thereof so that, as amended, said paragraph “(b)” of Section 4.1 of Article IV shall read in its entirety as follows:
“(b)    The number of shares of Common Stock the Corporation has authority to issue is fifty-eight million (58,000,000) with a par value of one cent ($0.01) per share.”
4.That, pursuant to a resolution of the Board, the 2023 Annual Meeting was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary quorum was present and number of shares as required by statute were voted in favor of this Amendment.
5.This Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
6.All other provisions of the Certificate of Incorporation shall remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Mark D. Wolf, its General Counsel and Corporate Secretary, this 3rd day of May, 2023.

STERLING INFRASTRUCTURE, INC. By: /s/ Mark D. Wolf Name: Mark D. Wolf Title: General Counsel and Corporate Secretary

{N4548757.2}
[Signature Page to Certificate of Amendment of Certificate of Incorporation]